John W. Hlywak, Jr. (Investors)              Jay Higham (Media/Physicians)
Senior Vice President & CFO                  Senior Vice President of Marketing
IntegraMed America, Inc.                     IntegraMed America, Inc.
(914) 251-4143                               (914) 251-4127
email:  jhlywak@integramed.com               email:  jhigham@integramed.com
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Web Address:  http://www.integramed.com
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Lippert/Heilshorn & Associates
Kim Golodetz (kgolodetz@lhai.com)
--------------------------------
(212) 838-3777
Bruce Voss (bvoss@lhai.com)
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(310) 691-7100

www.lhai.com
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           INTEGRAMED AMERICA TO HOLD SECOND QUARTER FINANCIAL RESULTS
                          CONFERENCE CALL JULY 31, 2002

Purchase, NY, July 25, 2002 - IntegraMed America, Inc. (Nasdaq: INMD) today announced that the Company will release 2002 second quarter financial results on Tuesday, July 30, 2002 after the close of the financial markets. Gerardo Canet, president and chief executive officer, and John Hlywak, senior vice-president and chief financial officer, will host an investment-community conference call beginning Wedneday, July 31, 2002 at 10:00 a.m. Eastern Time to discuss those results and to answer questions.

To participate in the live call via telephone, please call (888) 747-3526 (domestic) or (703) 871-3096 (international). A telephone replay will be available through 12:00 p.m. Eastern Time, August 2nd by dialing (888) 266-2081 (domestic) or (703) 925-2533 (international) and entering reservation number 6097742.

Individuals interested in listening to the conference call via the Internet may do so by visiting the Company's web site at www.integramed.com. A replay will be available on the web site for 14 days.

IntegraMed America, based in Purchase, NY, is focused on the $2 billion infertility industry, and offers products and services to patients, providers, payers and manufacturers. Specifically, the Company provides Business Services to a network of Fertility Centers; distributes pharmaceutical products and financing programs directly to patients; operates www.integramed.com, an award-winning infertility Web site; and conducts clinical research through IntegraMed Research Institute.

Statements contained in this press release that are not based on historical fact, including statements concerning future results, performance, expectations and expansion of IntegraMed America are forward-looking statements. Actual results may differ materially from the statements made as a result of various factors including, but not limited to, the risks associated with the Company's ability to finance future growth; the loss of significant management

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contract(s); profitability at Reproductive Science Centers managed by IntegraMed
America; changes in insurance coverage, government laws and regulations regarding health care or managed care contracting; and other risks, including those identified in the Company's most recent Form 10-K and in other documents filed by the Company with the U.S. Securities and Exchange Commission (SEC).